Exhibit 99.1

LYNDEN ENERGY REPORTS CREDIT FACILITY BORROWING BASE INCREASE

VANCOUVER, B.C. (December 22, 2015) – Lynden Energy Corp. (TSXV: LVL) reports that its wholly owned subsidiary, Lynden USA Inc., has secured an increase in its borrowing base, from US$37.5 million to US$40.0 million, under its reducing revolving line of credit led by Texas Capital Bank of Dallas, Texas.

About Lynden

Lynden Energy Corp. is in the business of acquiring, exploring and developing petroleum and natural gas rights and properties. The Company has various working interests in the Midland Basin and Eastern Shelf of the Permian Basin, West Texas, USA.

Further information relating to Lynden is also available on its website at www.lyndenenergy.com.

For further information, please contact Colin Watt, President and CEO at 604-629-2991.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.